UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 3, 2009 (June 2, 2009)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

and

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 2, 2009, Penn Virginia Corporation (the “Company”) entered into an amendment (the “Thirteenth Amendment”) to the Company’s Amended and Restated Credit Agreement dated as of December 4, 2003, as amended, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).

The Thirteenth Amendment amended the Credit Agreement to (i) increase the limit on the aggregate principal amount of unsecured notes that the Company is permitted to issue and have outstanding from $400 million to $530 million and (ii) make certain definitional and conforming changes to accomodate a new issuance of unsecured notes by the Company.

A copy of the Thirteenth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Conditions.

and

Item 8.01	Other Events.

The Company files herewith, in connection with a proposed offering of its debt securities to be guaranteed by some but not all of its subsidiaries, certain additional information to its unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and its audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (as revised, the “Financial Statements”), which adds condensed consolidating financial information regarding the financial position, results of operations and cash flows of the Company, its subsidiaries that will guarantee the debt securities and its subsidiaries that will not guarantee the debt securities. A copy of the Financial Statements are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The above information and Exhibits 99.1 and 99.2 to this Current Report on Form 8-K shall be deemed “filed” and not furnished for purposes of the Securities Exchange Act of 1934.

Item 7.01	Regulation FD Disclosure.

On June 3, 2009, the Company issued a press release announcing an underwritten public offering of senior notes. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the above information and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On June 2, 2009, the Company issued a press release announcing the results of a recent horizontal Lower Bossier (Haynesville) Shale well. A copy of the press release is filed as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

The above information and Exhibit 99.4 to this Form 8-K shall be deemed “filed” and not furnished for purposes of the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Thirteenth Amendment to Amended and Restated Credit Agreement dated as of June 2, 2009 among Penn Virginia Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

23.1	Consent of KPMG LLP.

99.1	Penn Virginia Corporation consolidated balance sheets as of March 31, 2009 and December 31, 2008, and the related consolidated statements of income and cash flows for the three months ended March 31, 2009 and 2008.

99.2	Penn Virginia Corporation consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years ended December 31, 2008, 2007 and 2006 with report of independent registered public accounting firm thereon.

99.3	Penn Virginia Corporation press release dated June 3, 2009.

99.4	Penn Virginia Corporation press release dated June 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2009

Penn Virginia Corporation

By:	/s/ Frank A. Pici
Frank A. Pici
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Thirteenth Amendment to Amended and Restated Credit Agreement dated as of June 2, 2009 among Penn Virginia Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

23.1	Consent of KPMG LLP.

99.1	Penn Virginia Corporation consolidated balance sheets as of March 31, 2009 and December 31, 2008, and the related consolidated statements of income and cash flows for the three months ended March 31, 2009 and 2008.

99.2	Penn Virginia Corporation consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years ended December 31, 2008, 2007 and 2006 with report of independent registered public accounting firm thereon.

99.3	Penn Virginia Corporation press release dated June 3, 2009.

99.4	Penn Virginia Corporation press release dated June 2, 2009.